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                                                                    EXHIBIT 23.1
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 7, 1995 in this Annual Report on Form 10-K for the year ended May 31, 1995, in RPM, Inc.'s Registration Statements on Form S-3 (Reg. No. 33-50868, Liquid Yield Option Notes, 33-68222, Dynatron/Bondo acquisition, 33-52235, Stonhard, Inc. acquisition and 33-61513, Narragansett/DSI Acquisition Co., Inc. acquisition), Registration Statement on Form S-4 (Reg. No. 33-61541, 7.0% Senior Exchange Notes) and Registration Statements on Form S-8 (Reg. No. 2-65508, 1979 Stock Option Plan, 33-32794, 1989 Stock Option Plan, and 33-54720, Retirement Savings Plan).


                                       /s/ CIULLA STEPHENS & CO.

                                       CIULLA STEPHENS & CO.


Cleveland, Ohio
August 24, 1995